UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 12, 2010

ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 12, 2010, Enterprise Financial Services Corp (“EFSC”) consummated an initial closing of a private placement offering (the “Private Offering”) with 15 accredited investors (the “Purchasers”) for the issuance and sale of shares of our common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Private Offering, we issued 665,183 shares of Common Stock for aggregate cash consideration of approximately $5,192,406. The purchase price was $8.09 for directors and officers of EFSC (which represented the last closing consolidated bid price of our common stock on the NASDAQ Global Select Market at the time of the initial closing), and $7.71 for other investors.

Each of the Purchasers executed and delivered a subscription agreement (“Subscription Agreement”), which was accepted by EFSC prior to or at the initial closing, and each Purchaser represented to EFSC that such investor is an “accredited investor” as defined in Rule 501(a) of Regulation D. Shares of the Common Stock being sold pursuant to the Private Offering are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and may not be transferred in whole or in part in the absence of an effective registration statement or an opinion of counsel satisfactory to EFSC that an exemption from registration is available, among other restrictions. Pursuant to the Subscription Agreement, we have agreed to prepare and file a registration statement with the United States Securities and Exchange Commission to register for resale shares of the Common Stock issued to the Purchasers in the Private Offering after the filing of our Annual Report on Form 10-K for the year ended December 31, 2009 (and in any event no later than March 17, 2010) subject to certain exceptions.

We intend to use the net proceeds of the initial closing of the Private Offering for general corporate purposes, which may include funding working capital needs, supporting growth and regulatory capital needs, expanding through acquisitions (including, without limitation, acquisitions with the assistance of the Federal Deposit Insurance Corporation) or redemption of other securities outstanding from time to time.

The foregoing description of the Private Offering and the Subscription Agreement is not intended to be complete and is qualified in its entirety by the complete text of the form Subscription Agreement attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into Material Definitive Agreement” is incorporated herein by reference. We are seeking up to $15,000,000 in capital (including the amounts already raised) through the Private Offering, which expires on January 22, 2010. The Private Offering is being made on a best efforts basis by EFSC and no prediction can be made as to the total amount of capital that will be raised after the initial closing described in this Current Report on Form 8-K. We are conducting the Private Offering for shares of the Common Stock through a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereunder, and, in particular, the safe harbor provisions afforded by Regulation D promulgated under the Securities Act (“Regulation D”). We did not engage in general solicitation or advertising with regard to the issuance and sale of the Common Stock in connection with the Private Offering and have offered securities only to a limited number of accredited investors, as defined in regulation D. The information being furnished pursuant to this Current Report on Form 8-K and the exhibits attached hereto shall not constitute an offer to sell or the solicitation of an offer to buy such securities.

Item 9.01 Financial Statements and Exhibits.

(a)     Not applicable.
(b)     Not applicable.
(c)     Not applicable.
(d)     Exhibits.

Exhibit
Number	Description
99.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

By:

Date: January 13, 2010	/s/	Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller